                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTIONS 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 13, 1995

                         COMMISSION FILE NUMBER 0-11851

                         CHAMPION HEALTHCARE CORPORATION
- --------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                        0-11851             59-2283872
- --------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION OF          (COMMISSION        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)           FILE NUMBER)     IDENTIFICATION NUMBER)

               14340 TORREY CHASE, SUITE 320, HOUSTON, TEXAS 77014
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) ZIP CODE



                                 (713) 583-5491
- --------------------------------------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

This Form 8K/A Amendment No. 1 updates the Registrant's report on Form 8-K dated April 13, 1995, reporting the Registrant's acquisition of Salt Lake Regional Medical Center in Salt Lake City, Utah.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements (attached following the signature page):

         Salt Lake Regional Medical Center:

         1.       Report of Coopers & Lybrand, L.L.P., Independent Accountants

         2.       Consolidated Balance Sheets dated April 13, 1995 and
                  May 31, 1994.

         3. Consolidated Statements of Income for the period from June 1, 1994 through April 13, 1995, and for the years ended May 31, 1994 and 1993.

         4. Consolidated Statements of Equity for the period from June 1, 1994 through April 13, 1995, and for the years ended May 31, 1994 and 1993.

         5. Consolidated Statements of Cash Flows for the period from June 1, 1994 through April 13, 1995, and for the years ended May 31, 1994 and 1993.

         6.       Notes to Consolidated Financial Statements.

(b)      Pro Forma financial information:

                  Champion Combined Group and Salt Lake Regional Medical Center

                           Pro Forma Combining Income Statement
                           For the Three Months Ended March 31, 1995

                           Pro Forma Combining Income Statement
                           For the Year Ended December 31, 1994

                           Pro Forma Combining Balance Sheet
                           March 31, 1995

                           Notes to Pro Forma Combining Financial Statements

                  Champion Combined Company and Dakota Hospital  (Champion
                           Combined Group)

                           Pro Forma Combining Income Statement
                           For the Year Ended December 31, 1994

                           Notes to Pro Forma Combining Income Statement

                  Champion Combined Company (Champion Healthcare Corporation,
                           AmeriHealth, Inc. and Psychiatric Healthcare
                           Corporation)

                           Pro Forma Combining Income Statement
                           For the Year Ended December 31, 1994

                           Notes to Pro Forma Combining Income Statement

(c)      Exhibits

         The following exhibits as of the dates and for the periods listed below have been previously reported in the Registrant's Form 8-K dated April 13, 1995.

         10.1 Asset Purchase Agreement, dated January 25, 1995, as amended, among Medical Services of Salt Lake City, Inc., HealthTrust, Inc.-The Hospital Company, CHC - Salt Lake City, Inc. and Champion Healthcare Corporation.

         10.2 Utah Provider Agreement, dated April 13, 1995, by and between Champion Healthcare Corporation and HealthTrust Inc. - The Hospital Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 26, 1995       Champion Healthcare Corporation
                           (Registrant)

                        By: /s/ James G. VanDevender
                            ------------------------------
                            James G. VanDevender
                            Executive Vice President and Chief Financial Officer (Principal Financial Officer)


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




                        SALT LAKE REGIONAL MEDICAL CENTER

                               (FORMERLY KNOWN AS
                        HOLY CROSS HOSPITAL OF SALT LAKE)
                        CONSOLIDATED FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
             FOR THE PERIOD FROM JUNE 1, 1994 THROUGH APRIL 13, 1995
         AND FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED MAY 31, 1994

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Salt Lake Regional Medical Center

We have audited the accompanying consolidated balance sheets of Salt Lake Regional Medical Center (formerly known as Holy Cross Hospital of Salt Lake
City), and subsidiaries (the "Hospital"), as of April 13, 1995 and May 31, 1994, and the related consolidated statements of income, equity, and cash flows for the period from June 1, 1994 through April 13, 1995 and for each of the two years in the period ended May 31, 1994. These financial statements are the responsibility of the Hospital's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Salt Lake Regional Medical Center and subsidiaries as of April 13, 1995 and May 31, 1994, and the consolidated results of their operations and their cash flows for the period from June 1, 1994 through April 13, 1995 and for each of the two years in the period ended May 31, 1994 in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.



Houston, Texas
June 11, 1995

SALT LAKE REGIONAL MEDICAL CENTER
CONSOLIDATED BALANCE SHEETS
(in Thousands)


                                                               APRIL 13,    MAY 31,
                          ASSETS                                 1995        1994
Current assets:
  Cash and cash equivalents                                     $   535     $ 3,277
  Investments
    Operating                                                                 1,839
    Held by trustees                                                            418
                                                                -------     -------
                                                                    535       5,534

Accounts receivable, less allowance for doubtful
  accounts of $2,076 and $3,098, respectively                    14,116      13,501
Other accounts receivable                                           694       1,185
                                                                -------     -------
                                                                 14,810      14,686

Supplies inventories                                              1,123       1,100
Prepaid expenses and other current assets                         1,094          89
                                                                -------     -------

            Total current assets                                 17,562      21,409

Investment assets limited as to use, net of current portion
  Held by trustees                                                              902
  Board designated                                                            5,902
  Donor restricted and other                                                  1,578
                                                                            -------
                                                                              8,382

Property and equipment:
  Land                                                              737       1,193
  Buildings and improvements                                     32,099      31,213
  Equipment                                                      45,017      42,779
  Construction in progress                                          658         619
                                                                -------     -------

            Total property and equipment                         78,511      75,804

  Less allowances for depreciation and amortization              43,819      40,426
                                                                -------     -------

            Total property and equipment, net                    34,692      35,378

Other assets                                                        115       2,398
                                                                -------     -------

                   Total assets                                 $52,369     $67,567
                                                                =======     =======


   The accompanying notes are an integral part of the consolidated financial statements.

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SALT LAKE REGIONAL MEDICAL CENTER
CONSOLIDATED BALANCE SHEETS, CONTINUED
(in Thousands)

                                                        APRIL 13,    MAY 31,
                                                           1995       1994

                                   LIABILITIES
Current liabilities:
  Current portion of capitalized lease obligation        $   545     $   233
  Accounts payable                                         1,946       3,004
  Due to third-party payors                                  438       4,045
  Accrued and other liabilities                            6,910       5,137
  Due to HTI                                               6,015
                                                         -------     -------

            Total current liabilities                     15,854      12,419

Capitalized lease obligation, net of current portion       1,914      16,857
Other long-term liabilities                                  228          58
Due to HCHSC                                                           2,072

Commitments and contingencies (Note 4)

Fund Balance:
  General                                                             34,583
  Donor restricted                                                     1,578
Owner's Equity:
  Contributed capital                                     32,663
  Retained earnings                                        1,710
                                                         -------     -------

            Total liabilities and equity                 $52,369     $67,567
                                                         =======     =======

   The accompanying notes are an integral part of the consolidated financial statements.

SALT LAKE REGIONAL MEDICAL CENTER
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands)

                                                        PERIOD FROM
                                                        JUNE 1, 1994
                                                          THROUGH        YEAR ENDED      YEAR ENDED
                                                       APRIL 13, 1995   MAY 31, 1994    MAY 31, 1993
Net patient service revenue                               $ 65,585        $ 86,536        $ 81,358
Other revenue                                                2,792           4,328           3,565
                                                          --------        --------        --------
            Net revenue                                     68,377          90,864          84,923

Operating expenses:
  Salaries, wages and benefits                              26,875          37,931          36,569
  Supplies                                                  12,423          14,917          14,842
  Other operating expenses                                  18,449          28,173          25,929
  Provision for bad debts                                    3,573           3,464           3,623
  Interest                                                     653             929           1,171
  Depreciation and amortization                              4,067           4,529           4,252
                                                          --------        --------        --------

            Total expenses                                  66,040          89,943          86,386
                                                          --------        --------        --------
Income (loss) before income taxes and
  extraordinary item                                         2,337             921          (1,463)

Provision for income taxes                                   1,027
                                                          --------        --------        --------

Income (loss) before extraordinary item                      1,310             921          (1,463)

Extraordinary item -- early extinguishment of debt
  (no tax benefit recognized)                                  846
                                                          --------        --------        --------

Net income (loss)                                         $    464        $    921        $ (1,463)
                                                          ========        ========        ========


   The accompanying notes are an integral part of the consolidated financial statements.

SALT LAKE REGIONAL MEDICAL CENTER
CONSOLIDATED STATEMENTS OF EQUITY
(In Thousands)

                                                       PERIOD FROM
                                                       JUNE 1, 1994
                                                          THROUGH        YEAR ENDED      YEAR ENDED
                                                       APRIL 13, 1995   MAY 31, 1994    MAY 31, 1993

                     GENERAL
Balance, beginning of period                             $ 34,583         $ 36,817         $ 37,503
Net income (loss) prior to the acquisition by HTI          (1,246)             921           (1,463)
Fund Transfers                                                 20              174              135
Related Party Transfers                                    (6,339)          (3,329)             642
Capital contribution by HCHSC                               5,645
Net assets transferred to HTI                             (32,663)
                                                         --------         --------         --------

            Balance, end of period                             --           34,583           36,817

                   DONOR RESTRICTED

Balance, beginning of period                                1,578            3,152            3,088
Donations, gifts and bequests                                   7              785              945
Grants                                                                           4               42
Fund transfers                                                (20)            (174)            (135)
Related party transfers                                                       (201)            (290)
Investment income                                            (112)             235              121
Expenditures for donor restricted purposes                   (351)          (2,223)            (619)
Other                                                         (37)
Capital distribution to HCHSC                              (1,065)
                                                         --------         --------         --------

            Balance, end of period                             --            1,578            3,152

                   OWNER'S EQUITY

Net assets contributed by HTI                              32,663
Net income for the period from August 16, 1994
  through April 13, 1995                                    1,710
                                                         --------

            Balance, end of period                         34,373
                                                         --------         --------         --------
            Total equity, end of period                  $ 34,373         $ 36,161         $ 39,969
                                                         ========         ========         ========

   The accompanying notes are an integral part of the consolidated financial statements.

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SALT LAKE REGIONAL MEDICAL CENTER
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

                                                                              PERIOD FROM
                                                                              JUNE 1, 1994
                                                                                 THROUGH       YEAR ENDED      YEAR ENDED
                                                                             APRIL 13, 1995   MAY 31, 1994    MAY 31, 1993

                        OPERATING ACTIVITIES
Net income (loss)                                                             $    464         $    921         $ (1,463)
Adjustments to reconcile net income (loss) to net cash provided (used)
  by operating activities:
    Extraordinary loss on early extinguishment of debt                             846
    Depreciation and amortization                                                4,067            4,529            4,252
    Loss on sale of assets                                                          47               24               84
    Provision for bad debts                                                      3,573            3,464            3,623
    Deferred tax benefit                                                          (540)
    Deferred revenue and other credits                                             (58)            (455)              31
    Changes in operating assets and liabilities:
      Accounts receivable                                                      (14,972)          (2,032)          (5,273)
      Supplies inventories                                                         (23)              83
      Prepaid expenses and other assets                                            920              388             (706)
      Due to third-party payors                                                    663              631            2,024
      Accounts payable, accrued liabilities and other liabilities                3,292           (1,056)           1,221
                                                                              --------         --------         --------

   Cash provided (used) by operating activities                                 (1,721)           6,497            3,793

                        INVESTING ACTIVITIES

Net increase in current investments                                                339              127               87
Net increase in investments limited as to use                                    6,702            1,764           (1,473)
Additions to property and equipment                                             (3,946)          (3,427)          (7,421)
Proceeds from sale of assets                                                        46              809               21
Other                                                                                              (859)           1,540
                                                                              --------         --------         --------

   Cash provided (used) for investing activities                                 3,141           (1,586)          (7,246)

                        FINANCING ACTIVITIES

Payments on long-term debt and refinancing                                      (5,853)            (215)            (204)
Issuance of debt from HCHSC                                                                       1,020
Issuance of debt from HTI                                                        6,015
Payment of debt to HCHSC                                                        (2,072)                           (1,523)
Other equity transactions, net                                                  (2,252)          (4,729)             841
                                                                              --------         --------         --------

  Cash used for financing activities                                            (4,162)          (3,924)            (886)
                                                                              --------         --------         --------

Change in cash and cash equivalents                                             (2,742)             987           (4,339)

Cash and cash equivalents at beginning of period                                 3,277            2,290            6,629
                                                                              --------         --------         --------
Cash and cash equivalents at end of period                                    $    535         $  3,277         $  2,290
                                                                              ========         ========         ========


   The accompanying notes are an integral part of the consolidated financial statements.

SALT LAKE REGIONAL MEDICAL CENTER
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SIGNIFICANT ACCOUNTING POLICIES:

         ORGANIZATION

         On April 13, 1995, CHC-Salt Lake City, Inc. (the "Company") completed its acquisition of Salt Lake Regional Medical Center (the "Hospital") from Healthtrust, Inc. - The Hospital Company ("HTI"). The Hospital is comprised of a 200 bed tertiary care hospital and five clinics and is located in Salt Lake City, Utah. The Hospital was formerly a tax-exempt hospital, Holy Cross Hospital of Salt Lake, which was owned by Holy Cross Health Systems Corporation ("HCHSC"). The Hospital was acquired by HTI on August 15, 1994 and was sold pursuant to a consent decree and settlement agreement between HTI and the Federal Trade Commission. Consummation of the sale had been subject to approval by the Federal Trade Commission, which was received on April 7, 1995. These financial statements are based on HCHSC historical cost because HTI ownership of the hospital was temporary.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Hospital and its controlled ventures. All material intercompany transactions and account balances have been eliminated in consolidation.

         CASH EQUIVALENTS

         Highly liquid investments, primarily U.S. government backed securities and certificates of deposits with a maturity of three months or less when purchased, excluding amounts for which use is limited by board or donor designation or by trust agreements, have been defined as cash equivalents. The carrying amounts reported in the balance sheets for cash equivalents approximate fair value.

         ACCOUNTS RECEIVABLE AND NET PATIENT REVENUE

         The Hospital has entered into agreements with third-party payors, including U.S. government programs and managed care health plans, under which the Hospital is paid based upon established charges, cost of providing services, predetermined rates by diagnosis, fixed per diem rates or discounts from established charges.

         ACCOUNTS RECEIVABLE AND PATIENT REVENUE, CONTINUED

         Net patient service revenues are recorded at estimated amounts due from patients and third party payors for health care services provided, including anticipated settlements under reimbursement agreements with third party payors. Payments for services rendered to patients covered by the Medicare and Medicaid programs are generally less than billed charges. Provisions for contractual adjustments are made to reduce the charges to these patients to estimated receipts based upon the programs' principles of payment/reimbursement (either prospectively determined or retrospectively determined costs). Final settlements under these programs are subject to administrative review and audit, and provision is currently made for adjustments which may result during the period in which such adjustments become known. Allowance for contractual adjustments under these programs is netted in accounts receivable in the accompanying balance sheet. Management is of the opinion that adequate allowance has been provided for possible adjustments that might result from such final settlements.

         Accounts receivable consists primarily of amounts due from the Medicare and Medicaid programs, other government programs, managed care health plans, commercial insurance companies and individual patients.

         Current earnings are charged with an allowance for doubtful accounts based on experience and other circumstances that may affect the ability of payors to meet their obligations. Accounts deemed uncollectible are charged against that allowance. For the period ended April 13, 1995 and for the years ended May 31, 1994 and May 31, 1993, respectively, approximately 38%, 40% and 39% of total patient care revenue resulted from the Medicare program, and approximately 8%, 9% and 10%, respectively, resulted from Medicaid program.

         INVESTMENTS

         Investments acquired by purchase are stated at cost, adjusted for impairments in value that are deemed to be other than temporary. Market values for investments are based on quoted market prices. Investments limited as to use, that are required for obligations classified as current liabilities and Board designated investments and are immediately available to the Hospital for their stated purpose, are reported in current assets.

         Board designated investments limited as to use represent certain funds from operations and other sources designated by the Board of Directors to be used to fund future capital asset replacements, for the retirement of certain long-term debt or for other purposes.

         Certain donations, grants and bequests are restricted by donors and are recorded at fair market value at the date of receipt. Income from and expenditures of restricted donations are recorded as revenue and expenses in the period used, or as general equity transfers if use is restricted for property or equipment purchases. Bequests receivable are recorded at a nominal amount until the Hospital receives the bequest.

         SUPPLIES INVENTORIES

         Inventories are stated at cost, determined principally by the last-in, first-out (LIFO) method, and are not in excess of market value.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded on the basis of cost, if purchased, or fair market value at the date of donation. Depreciation of property and equipment is recognized using the straight-line method over the expected useful lives of the assets ranging from 5 and 30 years. Amortization of capital leases is included with depreciation expense.

         UNAMORTIZED DEBT ISSUANCE COSTS

         Debt issuance costs are amortized using the bonds outstanding method over the repayment term of the related debt. Amortization is included in depreciation and amortization expense.

         CHARITY CARE

         Consistent with its mission prior to the acquisition by HTI, the Hospital provides medical care to all patients regardless of their ability to pay. In accordance with the Hospital's policies related to the provision of charity care, patients who were unable to pay for services were identified based on patient financial information and other subsequent analysis. The Hospital did not pursue collection from these patients and such amounts were excluded from net patient revenue. Charity care charges foregone were approximately $1,228,000 in 1995, $1,440,000 in 1994, and $1,014,000 in 1993.

         INCOME TAXES

         The Hospital utilizes Statement of Financial Standards No. 109, "Accounting for Income Taxes." Under this method, deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates currently in effect when the differences reverse. As described in Note 1, the Hospital had been a tax-exempt entity prior to the acquisition by HTI. Earning for the period from August 16, 1994 to April 13, 1995 were included in HTI consolidated tax return. The Hospital has recorded current and deferred income tax expense for the period subsequent to the acquisition by HTI, determined as if it were filing a separate tax return.

2.      INVESTMENTS:

         The composition of investment assets limited as to use at May 31, 1994, was as follows:

                                                                            MARKET
                                                             COST            VALUE
                                                              (IN THOUSANDS)
Investments held by trustees under loan agreements:
  Cash and short-term investments                          $   201         $   201
  Funds invested in direct obligations
    of the U.S. Government                                   1,119           1,119
  Less current portion                                        (418)           (418)
                                                           -------         -------

                                                               902             902
Board designated investments:
  Cash and short-term investments                            5,902           5,902
                                                           -------         -------

                                                             5,902           5,902
Donor restricted and other investments:
  Cash and short-term investments                              925             935
  Common trust funds and other                                 653             653
                                                           -------         -------
                                                             1,578           1,588
                                                           -------         -------
                                                           $ 8,382         $ 8,392
                                                           =======         =======

         Investment income, which is included in other revenue, net, was approximately $47,000, $837,000 and $693,000 for 1995, 1994 and 1993,
         respectively.

         Investments consisted of commercial paper, money market instruments, U.S. Government obligations, marketable equity securities and high grade corporate bonds. The market values of investment were determined based on quoted market rates.

3.       ACCRUED AND OTHER LIABILITIES:

         Details of accrued and other liabilities at April 13, 1995 and May 31, 1994 were as follows:

                                                            1995             1994
                                                               (IN THOUSANDS)
Accrued salaries and wages                                 $1,675           $1,834
Accrued vacation                                            2,074            2,195
Income taxes payable to HTI                                 1,567
Other                                                       1,594            1,108
                                                           ------           ------
       Total accrued and other liabilities                 $6,910           $5,137
                                                           ======           ======

4.       LONG-TERM DEBT:

         Long-term debt, which included capital leases and amounts due to HCHSC, at April 13, 1995 and May 31, 1994, were as follows:

                                                                                      MATURITY              1995             1994
                Series 1990 Salt Lake City, Utah, Flexible Rate Revenue Bonds,                                  (IN THOUSANDS)
                     principal payable at various dates through 2009, interest
                     payable monthly at variable rates ranging from 2.2% to
                     2.5%, collateralized by a renewable, irrevocable letter of credit in the amount of $12,296,000 which expires on
                     February 1, 1997.                                                Various               $   --          $ 7,323

                Series 1986 Salt Lake City, Utah, Industrial Revenue Bonds,
                     principal payable annually, interest payable semiannually
                     at rates from 6.0% to 7.4%.                                         2018                                 9,480

                Notes payable to owner, principal payable at various dates,
                     interest payable at 10.5%.                                                               6,015

                Capital leases, principal and interest payable monthly, interest
                     payable monthly at rates ranging from 5.8% to 9%                 Various                 2,459             287
                                                                                                            -------         -------

                                                                                                              8,474          17,090

                Less current portion (including $6,015 and $0 for 1995, and
                     1994, respectively, due to HTI)                                                         (6,560)           (233)
                                                                                                            -------         -------

                                                                                                            $ 1,914         $16,857
                                                                                                            =======         =======

The carrying amounts of the variable rate, long-term debt approximate their fair values. The fair values of the fixed rate, long-term debt and capital lease obligations were estimated using discounted cash flow analysis, based on current incremental borrowing rates for similar types of borrowing arrangements. The fair value of the fixed rate, long-term debt and capital lease obligations at April 13, 1995, approximated their carrying amount.

Generally, mandatory deposits were required to be made to sinking and other funds held by trustees for payment of principal and interest.

Prior to the acquisition by HTI, the Hospital extinguished the Series 1986 Industrial Revenue Bonds of approximately $9,480,000. The Hospital recognized an extraordinary loss of approximately $846,000, for which no tax benefit was recognized because HCHSC was tax-exempt. Additionally, the 1990 Series Flexible Rate Revenue Bonds were distributed to the HCHSC concurrent with the HTI acquisition.

OBLIGATED GROUP AND OTHER REQUIREMENTS

Under the Master Trust Indenture, HCHSC and certain of its subsidiaries, which included the Hospital (the "Obligated Group") could issue obligations to finance certain activities. Those members of the Obligated Group that elected to obtain financing under the Master Trust Indenture were guarantors for the repayment of obligations issued by other members of the Obligated Group up to certain limits, although each issuer was considered the principal obligor.

4.       LONG-TERM DEBT, CONTINUED:

         OBLIGATED GROUP AND OTHER REQUIREMENTS, CONTINUED

         The Series 1990 Utah Pooled Financing Bonds and the Series 1986 Salt Lake City Industrial Revenue Bonds were collateralized by a Master Trust Indenture that was collateralized by all accounts, contract rights and receipts of the Hospital. The obligations referenced above contained restrictive covenants that included, among others, restrictions on additional indebtedness, the payment of dividends and other distributions, the repurchase of common stock and related securities under certain circumstances, and the requirement to maintain certain financial ratios. The Hospital was in compliance with all loan covenants at May 31, 1994. The obligations referenced above were not acquired by HTI in the sale of the Hospital by HCHSC.

         The Master Trust Indenture requires establishment of certain funds, not available for general purposes, which were held with and controlled by a trustee for payment of certain construction costs, bond issuance costs, principal and interest and maintenance of cash reserves. Details of funds held by the trustee at May 31, 1994 were:

                                            1994
                                       (IN THOUSANDS)
Debt service reserve fund                 $   902
Bond fund                                      40
Interest fund                                 378
                                          -------
                                            1,320
Less current portion                         (418)
                                          -------
                                          $   902
                                          =======

INTEREST COSTS

During 1995, 1994 and 1993, interest costs totaled approximately $653,000, $929,000 and $1,171,000, respectively, of which $81,000 was capitalized during 1994. Interest paid was approximately $579,000, $933,000, and $1,149,000 in 1995, 1994 and 1993, respectively.

5.       LEASES

         The Hospital leases certain land, buildings and equipment under capital and operating leases that expire at various dates through 2000. Rental expense, which includes provisions for maintenance in some cases, amounted to approximately $1,698,000, $2,693,000 and $2,318,000 in
         1995, 1994 and 1993, respectively. Future minimum rental commitments at April 13, 1995, under a capital lease and noncancelable operating leases with a remaining term of greater than one year were as follows:

                                                                CAPITAL                 OPERATING
         FISCAL YEAR                                         (IN THOUSANDS)           (IN THOUSANDS)
         1996                                                   $    801                   $  636
         1997                                                        701                      570
         1998                                                        624                      472
         1999                                                        624                      132
         2000                                                        208                       46
                                                                --------                   ------

         Total minimum obligations                                 2,958                   $1,856
                                                                                           ======
                  Less amounts representing interest                 499
                                                                --------
         Present value of minimum obligations                      2,459
                  Less current portion                               545
                                                                --------
         Long term obligations at April 13, 1995                $  1,914
                                                                ========

6.       INCOME TAXES

         For the period from August 16, 1994 to April 13, 1995, the Hospital earned approximately $2,737,000 in pre-tax income. The provision for income taxes consisted of the following for the period from August 16, 1994 through April 13, 1995.

                                              PERIOD ENDED
                                             APRIL 13, 1995
                                             (IN THOUSANDS)
         Current:
           Federal                               $ 1,440
           State                                     127
                                                 -------
                  Total current provision          1,567

         Deferred:
           Federal                                  (496)
           State                                     (44)
                                                 -------
                  Total deferred benefit            (540)
                                                 -------
         Provision for income taxes              $ 1,027
                                                 =======

         The reconciliation of the statutory federal income tax rate to the provision for income taxes is as follows:

                                                                           1994
                                                                     (IN THOUSANDS)
         Federal income tax benefit at statutory rate of 34%         $      795
         Loss for period in which no tax benefit recognized                 136
         State income taxes, net of federal benefit                          83
         Other                                                               13
                                                                     ----------
         Total provision for income taxes                            $    1,027
                                                                     ==========

         The reconciliation of the statutory federal income tax rate to the provision for income taxes is based on earnings for the period in which the Hospital was subject to federal income taxes.

         The components of the deferred tax assets and (liabilities) at April 13, 1995 were as follows:

                                                                   PERIOD ENDED
                                                                  APRIL 13, 1995
                                                                  (IN THOUSANDS)
         Allowance for bad debts                                      $   768
         Excess of tax over book basis in property and equipment         (228)
                                                                      -------
                Net deferred tax asset                                    540

         Less current portion                                            (768)
                                                                      -------
                Noncurrent portion                                    $  (228)
                                                                      =======

         The current deferred tax asset is included in prepaid expenses and other current assets. The noncurrent deferred tax liability is included in other long-term liabilities.

7.       RELATED PARTY TRANSACTIONS:

         The Hospital purchased certain services from Shared Services which is the administrator of the Holy Cross Employees Benefit Trust (the "Benefit Trust"). The Benefit Trust provided health, life and long-term disability benefits to employees of the Hospital. Premiums for these benefits were approximately $527,000, $2,332,000 and $2,263,000 for 1995, 1994 and 1993, respectively. Havican Insurance Company ("Havican"), a subsidiary of Shared Services, is the captive insurance company from which the Hospital obtained its primary professional liability insurance. Premiums paid to Havican were approximately $240,000, $1,346,000 and $994,000 for 1995, 1994 and 1993,
         respectively. Premiums paid to HTI for professional liability insurance during 1995 were approximately $177,000. In addition, the Hospital has limited its liability through the purchase of umbrella coverage from third-party insurers.

         Through August 15, 1994, the Hospital provided pension benefits for substantially all of its full-time employees through a defined benefit pension plan sponsored by HCHSC. The Hospital withdrew form the plan in connection with its acquisition by HTI. The liability or asset associated with the Hospital's withdrawal, if any, was retained by HCHSC. Pension expense for the period ended April 13, 1995 and the years ended May 31, 1994 and 1993, were $210,000, $1,050,000 and
         $1,065,000, respectively.

         HCHSC provided certain management services in the normal course of business to the Hospital. For 1995, 1994 and 1993, the expenses allocated to the Hospital were approximately $304,000, $1,486,000 and $1,356,000, respectively.

8.       SALE OF ASSETS TO HTI

         As described in Note 1, HCHSC sold the Hospital to HTI in August 1994. At the time of the sale, HTI assumed Hospital debts in excess of assets retained of approximately $4,580,000, which has been reflected in the financial statements as a capital distribution from donor restricted funds of $1,065,000 and a capital contribution to general funds of $5,645,000.

                           CHAMPION COMBINED GROUP AND
                        SALT LAKE REGIONAL MEDICAL CENTER

                    PRO FORMA COMBINING FINANCIAL STATEMENTS

         The following Pro Forma Combining Balance Sheet as of March 31, 1995, and the Pro Forma Combining Income Statements for the three months ended March 31, 1995, and the year ended December 31, 1994, illustrate the effect of the Company's acquisition of Salt Lake Regional Medical Center ("SLRMC") on April 13, 1995. The Pro Forma Combining Balance Sheet assumes that the acquisition of SLRMC occurred on March 31, 1995, and the Pro Forma Combining Income Statements assume that the acquisition of SLRMC occurred at January 1, 1994.

         SLRMC is comprised of a 200 bed tertiary hospital and five associated clinics in Salt Lake City, Utah. The Company, through a wholly owned subsidiary, acquired SLRMC from HealthTrust, Inc.-The Hospital Company ("HTI") pursuant to an Asset Purchase Agreement, as amended, dated January 25, 1995. SLRMC was formerly a not-for-profit hospital acquired by HTI in August 1994, and was sold pursuant to a consent decree and settlement agreement between HTI and the Federal Trade Commission. Consummation of the sale had been subject to approval by the Federal Trade Commission, which was received on April 7, 1995.

         The Company paid total preliminary consideration of approximately $56,248,000 in cash, which included approximately $11,521,000 for certain working capital components, reimbursement of certain capital expenditures made previously by the seller and subject to capital lease arrangements. The purchase price was arrived at through an arms length negotiation, and the Company funded the asset purchase from available cash and borrowings under its revolving credit agreement. The SLRMC acquisition was accounted for as a purchase transaction. The purchase price is preliminary and subject to final negotiations of the two parties. Adjustments, if any, are not expected to be material to the overall purchase accounting.

         These Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of SLRMC included herein, the Company's audited consolidated financial statements for the year ended December 31, 1994, included in the Company's Annual Report on Form 10-K, as amended, and the Company's condensed consolidated financial statements for the quarter ended March 31, 1995, included in the Company's Quarterly Report on Form 10-Q, as amended.

         The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transaction occurred as of the dates indicated above, nor do they purport to indicate results which may be attained in the future.

                       CHAMPION HEALTHCARE CORPORATION AND
                        SALT LAKE REGIONAL MEDICAL CENTER
                      PRO FORMA COMBINING INCOME STATEMENT
                    FOR THE THREE MONTHS ENDED MARCH 31, 1995
                       (Thousands, except per share data)

                                                      Champion
                                                     Healthcare                            Pro Forma                       Pro Forma
                                                    Corporation           SLRMC           Adjustments        Reference     Combined
                                                    -----------           -----           -----------        ---------     ---------
                                                        (1)
Net revenue                                           $     28,727       $   18,850              $(365)         (2)       $ 47,212

Expenses:
    Salaries and benefits                                   12,762            6,834                                         19,596
    Supplies                                                 3,237            3,410                                          6,647
    Other operating expenses                                 7,676            4,814                                         12,490
    Provision for bad debts                                  2,073            1,227                                          3,300
    Interest                                                 2,630               31                675          (3)          3,336
    Depreciation and amortization                            1,532            1,197               (737)         (4)          1,992
    Equity in earnings of DHHS                              (1,478)              -                   -                      (1,478)
                                                      ------------       ----------              -----                    --------

        Total expenses                                      28,432           17,513                (62)                     45,883
                                                      ------------       ----------              -----                    --------

        Income from continuing operations                      295            1,337               (303)                      1,329

Provision (benefit) for income taxes                           118              502               (398)         (5)            222
                                                      ------------       ----------              -----                    --------

        Net income                                             177              835                 95                       1,107
Adjustments to arrive at (loss) income from
    continuing operations applicable to common
    stock                                                   (1,489)               -                  -                      (1,489)
                                                      ------------       ----------              -----                    --------
       Net (loss) income from continuing
           operations applicable to common stock      $     (1,312)      $      835              $  95                    $   (382)
                                                      ============       ==========              =====                    ========
       Loss from continuing operations per
           common and common equivalent share         $       (.31)                                                       $  (0.09)
                                                      ============                                                        ========
Shares used in loss from continuing operations
    per common and common equivalent share
    computation (in thousands):                              4,228                                                           4,228
                                                      ============                                                        ========


See notes to pro forma combining financial statements (Champion Combined Group and Salt Lake Regional Medical Center).

                           CHAMPION COMBINED GROUP AND
                        SALT LAKE REGIONAL MEDICAL CENTER
                      PRO FORMA COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                       (Thousands, except per share data)

                                                          Champion
                                                          Combined                         Pro Forma                   Pro Forma
                                                           Group              SLRMC       Adjustments     Reference     Combined
                                                          --------            -----       -----------     ---------    ---------
Net revenue                                              $  118,344        $  83,836     $       (881)      (2)        $ 195,915
                                                                                               (5,384)      (6)
Expenses:
    Salaries and benefits                                    51,416           34,206           (3,130)      (6)           82,492
    Supplies                                                 13,078           14,488             (374)      (6)           27,192
    Other operating expenses                                 33,210           24,327           (2,117)      (6)           55,420
    Provision for bad debts                                  13,701            3,557              (38)      (6)           17,220
    Interest                                                  9,396            1,023            2,303      (3)(6)         12,722
    Depreciation and amortization                             7,742            4,552           (2,849)     (4)(6)          9,445
    Equity in earnings of DHHS                               (5,443)              --               --                     (5,443)
                                                         ----------        ---------     ------------                  ---------

        Total expenses                                      123,100           82,153           (6,205)                   199,048
                                                         ----------        ---------     ------------                  ---------

        Income (loss) from continuing operations             (4,756)           1,683              (60)                    (3,133)

(Benefit) provision for income taxes                           (682)             632               (4)      (5)              (54)
                                                         ----------        ---------     ------------                  ---------

        Net (loss) income from continuing operations         (4,074)           1,051             (56)                     (3,079)

Adjustments to arrive at loss from continuing
    operations applicable to common stock                    (4,998)              --               --                     (4,998)
                                                         ----------        ---------     ------------                  ---------
       Loss from continuing operations
           applicable to common stock                    $   (9,072)       $   1,051     $       (56)                  $  (8,077)
                                                         ==========        =========     ===========                   =========
       Loss from continuing operations per
           common and common equivalent share            $    (2.15)                                                   $   (1.91)
                                                         ==========                                                    =========
Shares used in loss from continuing operations
    per common and common equivalent share
    computation (in thousands):                               4,224                                                        4,224
                                                         ==========                                                    =========

See notes to pro forma combining financial statements (Champion Combined Group and Salt Lake Regional Medical Center).

                           CHAMPION COMBINED GROUP AND
                        SALT LAKE REGIONAL MEDICAL CENTER
                        PRO FORMA COMBINING BALANCE SHEET
                                 MARCH 31, 1995
                             (Dollars in thousands)

                                                   Champion
                                                   Combined                             Pro Forma                         Pro Forma
                                                     Group               SLRMC         Adjustments      Reference         Combined
                                                   --------              -----         -----------      ---------         ---------
ASSETS:
Current assets:
    Cash and cash equivalents                     $    32,908       $          535    $         (535)     (7)          $      9,660
                                                                                             (23,248)     (9)
    Restricted cash                                     5,000                   --                                            5,000
    Accounts receivable, net                           17,003               14,810            (3,191)     (7)                28,622
    Supplies inventory                                  1,945                1,123                --                          3,068
    Other                                               5,943                1,094                --                          7,037
                                                  -----------       --------------    --------------                   ------------

      Total current assets                             62,799               17,562           (26,974)                        53,387


Property and equipment, net                            88,353               34,692            11,949      (8)               134,994

  Investment in DHHS                                   41,653                                                                41,653
                                                                                                (115)     (7)
  Other assets                                         20,034                  115            (3,000)     (9)                17,034
                                                  -----------       --------------    --------------                   ------------
      Total assets                                $   212,839       $       52,369    $      (18,140)                  $    247,068
                                                  ===========       ==============    ==============                   ============

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities:
    Current portion of debt and capital
        lease obligations                         $     4,152       $          545                                     $      4,697
    Accounts payable                                    6,341                1,946    $       (1,946)     (7)                 6,341
    Other current liabilities                          11,534               13,363           (11,593)     (7)                13,304
                                                  -----------       --------------    --------------                   ------------
      Total current liabilities                        22,027               15,854           (13,539)                        24,342

Debt and capital lease obligations                    104,655                1,914            30,000      (9)               136,569


Other long-term liabilities                            11,689                  228              (228)     (7)                11,689


Redeemable preferred stock                             77,918                                                                77,918

Common stock                                               42                   --                                               42
Additional paid-in capital                             14,538                   --                                           14,538
Retained earnings (deficit)                           (18,030)              34,373           (34,373)     (7)               (18,030)
                                                  -----------       --------------    --------------                   ------------
      Total liabilities and
        shareholders' equity                      $   212,839       $       52,369    $      (18,140)                  $    247,068
                                                  ===========       ==============    ==============                   ============


See notes to pro forma combining financial statements (Champion Combined Group and Salt Lake Regional Medical Center).

          CHAMPION COMBINED GROUP AND SALT LAKE REGIONAL MEDICAL CENTER
                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

         The following is a summary of the pro forma adjustments by line item.

1 Reference to Notes to Pro
 Forma Financial Statements     Explanations
- -----------------------------   ------------------------------------------------
            (1)                 Summarized from the Company's quarterly report
                                on Form 10-Q/A Amendment No. 1.

            (2) To reflect a decrease in interest earnings for the pro forma decrease in cash. This adjustment assumes that approximately $26,248,000 of acquisition costs were paid from available cash at January 1, 1994. Interest earnings are computed at 5.63% and 3.35% for the quarter ended March 31, 1995, and the year ended
                                December 31, 1994, respectively. Such
                                percentages represent the Company's average investment rate for the respective periods.

            (3) To record interest expense on the pro forma increase of the Company's revolving credit facility as a result of its acquisition of SLRMC. The Pro Forma Combining Income Statements assume the Company increased the principal amount outstanding under its revolving credit facility by $30,000,000 as of January 1, 1994.
                                The average interest rates in effect under the Company's existing credit facility for the quarter ended March 31, 1995, and the year ended
                                December 31, 1994, were 9.12% and 7.81%,
                                respectively. Interest expense increased approximately $675,000 and $2,344,000 on a pro forma basis for the quarter ended March 31, 1995, and the year ended December 31, 1994, respectively.

            (4) To adjust depreciation expense based on the revaluation of SLRMC's depreciable assets in connection with the allocated purchase price.
                                The acquired assets are estimated to have an average remaining useful life of approximately
                                25 years based on a preliminary appraisal that the hospital's depreciable assets consist of approximately 81% buildings with a 30 year life and 19% equipment with a five year life. Based on this preliminary allocation, depreciation expense decreased approximately $737,000 and
                                $2,685,000 on a pro forma basis for the quarter ended March 31, 1995, and the year ended
                                December 31, 1994, respectively.

            (5) To reflect the pro forma provision for income taxes due to the inclusion of the acquired operations. For the purposes of the pro forma provision for income taxes, loss carryovers of the Company can be utilized to reduce the provision for income taxes.

            (6) To remove the historical operating results for the period January 1, 1994, to August 15, 1994, associated with operations not acquired by HTI in connection with its acquisition of SLRMC in August 1994.

            (7) To remove SLRMC assets not acquired, liabilities not assumed and the retained earnings of seller.

          CHAMPION COMBINED GROUP AND SALT LAKE REGIONAL MEDICAL CENTER
                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

 Reference to Notes to Pro
      Forma Financial
        Statements              Explanations
- ----------------------------    ------------------------------------------------
            (8)                 To record the acquisition of SLRMC using the
                                purchase method of accounting, including the
                                adjustment of SLRMC's balance sheet to reflect
                                the estimated fair market value of property and
                                equipment acquired in excess of predecessor's
                                cost. The purchase price allocation reflected in
                                the pro forma financial statements is based upon
                                the best information currently available without
                                a final independent appraisal of the SLRMC
                                facility. For the purpose of allocating net
                                acquisition costs among the various assets
                                acquired, the Company has tentatively allocated
                                excess acquisition cost over the predecessor
                                entity's carrying value of the acquired assets
                                to property and equipment. It is management's
                                intention to more fully evaluate the net
                                acquired assets and, as a result, the allocation
                                of acquisition cost among the assets acquired
                                may change. Management does not expect the final
                                allocation of acquisition cost to be materially
                                different from that assumed in the Pro Forma
                                Combining Financial Statement. The following
                                table summarizes the calculation of the
                                preliminary purchase price allocation:

                                       Total cash consideration  (see Note 9)                    $ 56,248
                                       Less working capital acquired                              (11,521)
                                       Plus the long-term portion of capital
                                          leases assumed                                            1,914
                                                                                                 --------
                                       Total purchase price allocated to property
                                          and equipment                                            46,641
                                       Less predecessor's net PPE                                 (34,692)
                                                                                                 --------
                                           Purchase price allocated to property
                                            and equipment in excess of
                                            predecessor cost                                     $ 11,949
                                                                                                 ========


            (9)                 The Company funded its acquisition of SLRMC as follows:

                                       Available cash                                            $ 23,248
                                       Earnest money paid previously to HTI                         3,000
                                       Draw down of revolving credit facility                      30,000
                                                                                                 --------

                                          Total cash consideration                               $ 56,248
                                                                                                 ========

                   PRO FORMA COMBINED SELECTED FINANCIAL DATA

                  CHAMPION COMBINED COMPANY AND DAKOTA HOSPITAL
                                (COMBINED GROUP)
                      PRO FORMA COMBINING INCOME STATEMENT

         The following Pro Forma Combining Income Statement for the year ended December 31, 1994, illustrates the effect of the formation of the partnership (the "Partnership") between the wholly owned subsidiary of the Company that owned Heartland Medical Center ("HMC"), a 142 bed general acute care hospital in Fargo, North Dakota, and Dakota Hospital ("Dakota"), a not-for-profit corporation that owned a 199 bed general acute care hospital also in Fargo, North Dakota. The Partnership is operated as Dakota Heartland Health System ("DHHS"). The Pro Forma Combining Income Statement assumes the Partnership was entered into on January 1, 1994.

         In connection with the formation of the Partnership, the Company and Dakota contributed their respective hospitals both debt and lien free (except capitalized leases), and the Company contributed an additional $20,000,000 in cash, each in exchange for 50% ownership in the Partnership. In addition, each partner contributed $2,000,000 in cash to the working capital of the Partnership. A $20,000,000 special distribution was made to Dakota after capitalization of the Partnership in accordance with the terms of the Partnership agreement. The ownership interest acquired by each partner was based on the value of the assets contributed to the Partnership.

         Also on December 21, 1994, the Company entered into an operating agreement with the Partnership and Dakota to manage the combined operations of the two hospitals. Under the terms of the Partnership agreement, the Company is obligated to advance funds to the Partnership to cover any and all operating deficits of the Partnership. The Company will receive 55% of the net income and distributable cash flow ("DCF") of the Partnership until such time as it has recovered on a cumulative basis an additional $10,000,000 of DCF in the form of an "excess" distribution. The Company accounts for its investment in DHHS under the equity method. DHHS began operations on December 31, 1994.

         The Partnership is administered by a Governing Board comprised of six members appointed by Dakota, three members appointed by the Company and three members appointed by mutual consent of the Dakota members and the Company members. Certain Governing Board actions require the majority approval of each of the Company members and Dakota members. Because the partners through the Partnership agreement have delegated management of the Partnership to the Company through the operating agreement, the authority of the Governing Board is limited.

         From the 19th month after the commencement of the Partnership, Dakota has the right to require the Company to purchase its Partnership interest free of debt or liens for a cash purchase price equal to 5.5 times earnings before depreciation, interest, income taxes and amortization less Dakota's pro-rata share of the Partnership's long-term debt. On a pro forma basis, the Partnership had earnings before depreciation, interest, income and amortization of approximately $13,600,000 for the year ended December 31, 1994. From the 37th month after the commencement of the Partnership, the purchase price for Dakota's Partnership interest shall not be less than $50,000,000. After receipt of written notice of Dakota's intent to sell its Partnership interest, the Company would have 12 months to complete the purchase. Should the Company not complete the purchase during this period, Dakota would have the right to, among others,
(i) terminate the operating agreement and engage an outside party to manage the hospital, (ii) replace the Company's designees to the Governing Board and (iii) enter into a fair market value transaction to sell substantially all of the Partnership's assets. The Company would likely finance the purchase through bank or other borrowings.

         The Pro Forma Combining Income Statement should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 1994, included in the Company's

Annual Report on Form 10K, as amended, and the Company's condensed consolidated financial statements for the quarter ended March 31, 1995, included in the Company's Quarterly Report on Form 10-Q, as amended.

         The Pro Forma Combining Income Statement is presented for comparative purposes only and is not intended to be indicative of actual results had the transaction occurred as of January 1, 1994, nor does the Pro Forma Combining Income Statement purport to indicate results which may be attained in the future.

                  CHAMPION COMBINED COMPANY AND DAKOTA HOSPITAL
                      PRO FORMA COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                       (Thousands, except per share data)

                                                             Champion                                            Pro forma
                                                             Combined              Pro Forma                      Combined
                                                              Company             Adjustments   Reference           Group
                                                             ---------            -----------   ---------        ---------
Net revenue                                                  $ 159,339            $  (40,995)    (1)(2)           $118,344
Expenses:
    Salaries and benefits                                       65,812               (14,396)      (2)              51,416
    Supplies                                                    18,169                (5,091)      (2)              13,078
    Other operating expenses                                    44,518               (11,308)      (2)              33,210
    Provision for bad debts                                     14,919                (1,218)      (2)              13,701
    Interest                                                     9,433                   (37)      (2)               9,396
    Depreciation and amortization                                8,470                  (728)      (2)               7,742
    Equity in earnings of DHHS                                      --                (5,443)      (3)              (5,443)
                                                             ---------            ----------                      --------

       Total expenses                                          161,321               (38,221)                      123,100
                                                             ---------            ----------                      --------

       Loss from continuing operations                          (1,982)               (2,774)                       (4,756)

Benefit for income taxes                                          (488)                 (194)      (4)                (682)
                                                             ---------            ----------                      --------
       Net loss from continuing operations                      (1,494)              (2,580)                        (4,074)

Adjustments to arrive at loss from continuing
    operations applicable to common stock                       (4,998)                   --                        (4,998)
                                                             ---------            ----------                      --------
       Loss from continuing operations
           applicable to common stock                        $  (6,492)           $   (2,580)                     $ (9,072)
                                                             =========            ==========                      ========
       Loss from continuing operations per
           common and common equivalent share                $   (1.54)                                           $  (2.15)
                                                             =========                                            ========
Shares used in loss from continuing operations
    per common and common equivalent share
    computation (in thousands):                                  4,224                                               4,224
                                                             =========                                            ========


See notes to pro forma combining income statement (Champion Combined Company and Dakota Hospital).

                  CHAMPION COMBINED COMPANY AND DAKOTA HOSPITAL
                  NOTES TO PRO FORMA COMBINING INCOME STATEMENT

         The following is a summary of the pro forma adjustments by line item.

 Reference to Notes to
  Pro Forma Financial
      Statements                Explanations
- ----------------------------    ------------------------------------------------
            (1)                 To reflect a decrease in interest earnings for
                                the pro forma decrease in cash. This adjustment
                                assumes the Company's $20,000,000 capital
                                contribution to the Partnership and its
                                $2,000,000 contribution to Partnership working
                                capital were made from available cash at January
                                1, 1994. Interest earnings are computed at
                                3.35%, the Company's average investment rate for
                                the period.

            (2) To remove the historical operating results of HMC for the year ended December 31, 1994. HMC was contributed to the Partnership effective
                                December 31, 1994.

            (3) To record the Company's equity in the pro forma earnings of DHHS for the year ended December 31, 1994, calculated as follows:.

                                                                                     December 31, 1994
                                                                                  ------------------------
                                     Dakota operating loss                        $     (210)
                                     Pro forma adjustments to Dakota
                                              operating loss (a)                       2,627
                                                                                  ----------
                                     Dakota pro forma operating income
                                              attributable to the
                                              Partnership                                           2,417
                                     HMC operating income                              7,286
                                     Pro forma adjustments to HMC operating
                                              income - interest associated
                                              with debt not contributed to
                                              Partnership                                194
                                                                                  ----------
                                     HMC pro forma operating income
                                              attributable to the
                                              Partnership                                           7,480
                                                                                                   ------
                                     Pro forma Partnership operating
                                              income                                                9,897
                                     Company's equity participation in the
                                              pro forma earnings of
                                              DHHS                                                     55%
                                                                                                   ------
                                     Company's equity in the pro forma
                                              earnings of DHHS                                     $5,443
                                                                                                   ======

                                     (a) Pro forma adjustments to Dakota's
                                         pre-tax earnings consist of
                                         approximately $2,481,000 in interest
                                         expense associated with debt not
                                         contributed to the Partnership and a
                                         loss of approximately $146,000 on
                                         investments not contributed to the
                                         Partnership.

            (4) To reflect the pro forma benefit for income tax from the allocation of pro forma operating income to the Dakota partner.

                   PRO FORMA COMBINED SELECTED FINANCIAL DATA

 CHAMPION HEALTHCARE CORPORATION, AMERIHEALTH, INC. AND PSYCHIATRIC HEALTHCARE
                                  CORPORATION
                               (COMBINED COMPANY)
                      PRO FORMA COMBINING INCOME STATEMENT


         The following Pro Forma Combining Income Statement for the year ended December 31, 1994, illustrates the effect of the merger ("Merger") of Champion Healthcare Corporation, a Texas Corporation, ("Old Champion") with AmeriHealth, Inc. on December 6, 1994, and the acquisition ("Acquisition") by the Company of Psychiatric Healthcare Corporation ("PHC") on October 21, 1994. The Pro Forma Combining Income Statement assumes the Merger and Acquisition occurred on January 1, 1994.

MERGER WITH AMERIHEALTH, INC.

         In connection with the consummation of the Merger, holders of the AmeriHealth ("AHH") Common Stock received one share of Combined Company Common Stock for each 5.70358 shares of AHH Common Stock and cash in lieu of fractional shares. Holders of AHH Series B Preferred Stock not converted into AHH Common Stock received cash equal to the redemption price of such shares plus accrued dividends. Such shares were then canceled in connection with the Merger. Also, in connection with the Merger, the Combined Company issued shares of the Combined Company Common Stock and issued five new series of preferred stock of the Combined Company to the Old Champion shareholders in exchange for their Old Champion Common and Preferred Stock.

         AHH has also declared dividends on AHH Common Stock and AHH Series B Preferred Stock as follows: (a) to holders of record of AHH Common Stock at the close of business on the business day immediately preceding the date of consummation of the Merger in the amount of 8 1/2 cents ($0.085) per share; and
(b) to holders of record of AHH Series B Preferred Stock immediately prior to consummation of the Merger in the amount of $21.72 per share. The foregoing dividend payments were conditioned upon consummation of the Merger.

         The Merger was accounted for as a purchase transaction. For accounting purposes, the Company was deemed to be the surviving entity of the Merger with the name of the Combined Company changed to Champion Healthcare Corporation, a Delaware Corporation.


ACQUISITION OF PSYCHIATRIC HEALTHCARE CORPORATION

         The Company acquired the two operating and one closed psychiatric hospitals of PHC by merger of PHC with and into a wholly-owned subsidiary of the Company. The net purchase price, including a "contingent" consideration feature of $1,300,000 (up to $2,000,000 in aggregate) and the assumption of approximately $14,880,000 in long-term debt, was approximately $23,600,000. The Company paid no cash (other than fractional share amounts) to the PHC shareholders, instead issuing a combination of Company Series D Preferred Stock and 11% Senior Subordinated Notes with detachable Warrants. The PHC acquisition was accounted for as a purchase transaction.

         The Pro Forma Combining Income Statement should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 1994, included in the Company's Annual Report on Form 10K, as amended, and the historical financial statements of AHH and PHC included in the definitive Proxy Statement of AmeriHealth, Inc., dated November 11, 1994.

         The Pro Forma Combining Income Statement is presented for comparative purposes only and is not intended to be indicative of actual results had the transaction occurred as of December 31, 1994, nor does the Pro Forma Combining Income Statement purport to indicate results which may be attained in the future.

 CHAMPION HEALTHCARE CORPORATION, AMERIHEALTH, INC. AND PSYCHIATRIC HEALTHCARE
                                  CORPORATION
                      PRO FORMA COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                       (Thousands, except per share data)

                                                       Champion                                                          Pro Forma
                                                      Healthcare                                Pro Forma                Combined
                                                     Corporation  AmeriHealth    Psychiatric    Adjustments       Ref.    Company
                                                     -----------  -----------    -----------    -----------       ----   ---------
Net revenue                                       $     104,193   $    36,953     $   18,442   $        (249)     (1)    $159,339

Expenses:
    Salaries and benefits                                41,042        16,558          8,212                               65,812
    Supplies                                             12,744         5,425             --                               18,169
    Other operating expenses                             29,467        11,025          5,377          (1,351)     (2)      44,518
    Provision for bad debts                               7,812         4,163          2,944                               14,919
    Interest                                              6,375         1,909          1,205             (56)     (3)       9,433
    Depreciation and amortization                         4,310         1,666            869           1,625      (4)       8,470
                                                  -------------   -----------     ----------   -------------             --------

        Total expenses                                  101,750        40,746         18,607             218              161,321
                                                  -------------   -----------     ----------   -------------             --------

        Income (loss) from continuing operations          2,443        (3,793)          (165)           (467)              (1,982)

Provision (benefit) for income taxes                        200          (948)          ( 78)            338      (5)        (488)
                                                  -------------   -----------     ----------   -------------             --------
        Net income (loss) from continuing
            operations                                    2,243        (2,845)           (87)           (805)              (1,494)

Adjustments to arrive at loss from continuing
    operations applicable to common stock                (4,710)           (4)          (286)               2     (6)      (4,998)
                                                  -------------   -----------     ----------   -------------             --------
       Loss from continuing operations
           applicable to common stock             $      (2,467) $     (2,849)    $     (373)  $        (803)            $ (6,492)
                                                  =============  ============     ==========   =============             ========
       Loss per common and common equivalent
           share                                  $       (1.69) $      (0.20)                                           $  (1.54)
                                                  =============  ============                                            ========
Shares used in loss from continuing operations
    per common and common equivalent share
    computation (in thousands):                           1,457        14,449                        (11,682)     (7)       4,224
                                                  =============  ============                  =============             ========




See notes to pro forma combining income statement (Champion Healthcare Corporation, AmeriHealth, Inc. and Psychiatric Healthcare Corporation).

 CHAMPION HEALTHCARE CORPORATION, AMERIHEALTH, INC. AND PSYCHIATRIC HEALTHCARE
                                  CORPORATION
                  NOTES TO PRO FORMA COMBINING INCOME STATEMENT

         The following is a summary of the pro forma adjustments by line item.

 Reference to Notes to
  Pro Forma Financial
      Statements                Explanations
- ----------------------------    ------------------------------------------------
            (1)                 To reflect a decrease in interest earnings for
                                the pro forma decrease in cash. This adjustment
                                assumes a $8,516,000 loan held by the Resolution
                                Trust Corporation (the "RTC Loan") was retired
                                from available cash at January 1, 1994, net of a
                                discount of approximately $384,000 obtained by
                                the Company concurrent with the Merger. Interest
                                earnings are computed at 3.35%, the Company's
                                average investment rate for the period.

            (2) Reduce other operating expenses for expenses incurred by AHH as a result of the merger.

            (3)                 To reduce interest expense by approximately
                                $650,000 relating to the assumed retirement of debt as discussed in the following paragraph, net of approximately $594,000 of additional interest expense on the 11% Senior Subordinated
                                Notes issued in the acquisition of PHC.

                                In connection with the Company's merger with AHH, the Pro Forma Combining Income Statement for the year ended December 31, 1994, assumes the Company retired the RTC Loan ($8,516,000 principle amount net of a discount of approximately $384,000) from available funds and assumed approximately $10,000,000 principal amount of a Loan held by Wilmington Savings Fund
                                Society, F.S.B. at an interest rate of prime plus 1.5% through September 1994 and prime plus
                                2.0% thereafter, or an average of approximately
                                8.8% for the year ended December 31, 1994. Funds to retire the debt were available as a result of the Company's December 31, 1993, issuance of
                                Series D Preferred Stock and related 11% Senior
                                Subordinated Notes.

            (4) To adjust depreciation expense based upon the step up in basis for the depreciable assets of AHH and PHC. The allocation with respect to PHC was based on an independent appraisal obtained by the Company which resulted in the allocation of approximately $5,900,000 of excess purchase price to goodwill. The acquired assets of AHH are estimated to have an average remaining useful life of approximately 17 years based on management's assumption that an acute care hospital's assets consist of 50% buildings and 50% equipment with a 30 year life and a 5 year life, respectively.

            (5) To reflect the pro forma provision for income taxes due to the inclusion of the acquired operations. For the purposes of the pro forma provision for income taxes, loss carryovers of the Company can be utilized to reduce the provision for income taxes.

            (6)                                                            December 31,
                                                                           ------------
                                                                                1994
                                                                                ----
                               Dividend requirements of the Company
                                   Series D Preferred stock issued as
                                   acquisition consideration              $     (288)
                               Reversal of dividend requirements on
                                   AHH's Series B Preferred Stock                  4
                               Reversal of dividend requirements on
                                   PHC's Series A and Series B
                                   redeemable convertible Preferred
                                   Stock                                         286
                                                                          ----------
                                                                          $        2
                                                                          ==========

              CHAMPION HEALTHCARE CORPORATION AND AMERIHEALTH, INC.
                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

 Reference to Notes to
  Pro Forma Financial
      Statements                Explanations
- ---------------------------     ------------------------------------------------
            (7)                 To adjust common and common equivalent shares
                                used to calculate income (loss) from continuing
                                operations per share. The pro forma adjustment
                                reflects the following events:


                                (a) The exchange of each 5.70358 shares of AHH common and common equivalent shares into one share of the Combined Company Common
                                      Stock. At December 6, 1994, AHH's common and common equivalent shares would have decreased from 14,449,000 shares to
                                      2,533,000 common and common equivalent
                                      shares of the Combined Company Common
                                      Stock.


                                (b)   The Company purchased 880,000 shares of
                                      the AHH's Common Stock in a private
                                      transaction. In connection with the
                                      Merger, these shares were retired,
                                      resulting in a reduction of 154,000 shares of Combined Company Common Stock that would have otherwise been issued.


                                The common shareholders of Old Champion received one share of Combined Company Common Stock for each share of Old Champion Common Stock outstanding prior to the merger. The preferred shareholders of Old Champion received one share of Combined Company Preferred Stock for each share of Old Champion Preferred Stock outstanding prior to the merger. Therefore, the Company's common equivalent shares at December
                                31, 1994, are not adjusted as a result of the Merger.

                                The following table summarizes the adjustments to shares used in the calculation of loss from continuing operations per common and common equivalent share:

                                                                                      December 31,
                                                                                          1994
                                                                                      ------------
                                 Adjustment to AHH's common and common
                                     equivalent shares for the exchange ratio (a)        11,916
                                 AHH common shares canceled (b)                            (726)
                                 Dilutive effect of shares of (i) AHH Common
                                     Stock issued in exchange for shares of AHH
                                     Series B Preferred Stock during the period
                                     and (ii) Combined Company common stock
                                     issued in connection with the Merger.                  492
                                                                                         ------
                                                                                         11,682
                                                                                         ======